Exhibit 10.2
AMENDMENT
to the
OMNIBUS BENEFIT RESTORATION PLAN OF SONOCO PRODUCTS COMPANY
WHEREAS, pursuant to the authority delegated by the Compensation Committee of the Board of Directors of Sonoco Products Company (the “Company”) at its meeting on April 14, 2009, the Omnibus Benefit Restoration Plan of Sonoco Products Company is hereby amended as follows:
Effective June 1, 2009, Section 5.2(a) shall be deleted and replaced with the following:
“(a) 401(k) Plan Restoration Benefit
(1)	General Rule. Subject to subsection (a)(2) below, for each Plan Year, the Company shall credit to the 401(k) Plan Restoration Account of each Participant an amount equal to:
(A)	the portion of the Participant’s Eligible Compensation for the Plan Year that exceeds the limit in effect for such Plan Year under Code section 401(a)(17); multiplied by

(B)	the matching contribution percentage that would have applied to the Participant under the 401(k) Plan for such Plan Year assuming that he or she had been contributing at a rate to qualify for the maximum matching contribution percentage under the 401(k) Plan.
(2)	Suspension of Company Allocations. For the Plan Year beginning January 1, 2009, the Company shall credit to the 401(k) Plan Restoration Account of each Participant an amount equal to:
(A)	the amount by which the Participant’s Eligible Compensation for the period beginning January 1, 2009 and ending May 31, 2009 1, 2009 exceeds the limit in effect for under Code section 401(a)(17) for the entire 2009 Plan Year; multiplied by

(B)	the matching contribution percentage that would have applied to the Participant under the 401(k) Plan for the same five-month period assuming that he or she had been contributing at a rate to qualify for the maximum matching contribution percentage under the 401(k) Plan.
The Company shall not credit any additional contribution under this section 5.2(a) for Eligible Compensation earned on or after June 1, 2009.”

      IN WITNESS WHEREOF, the Company has caused this amendment to the Omnibus Benefit Restoration Plan or Sonoco Products Company to be executed by its duly authorized officer of the Company this 23rd day of April, 2009, to be effective as of the dates stated within each provision.

SONOCO PRODUCTS COMPANY
By:	/s/ Cynthia A. Hartley
Title: Senior Vice-President
Human Resources

ATTEST:
/s/ Ritchie L. Bond
Corporate Seal:

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